Exhibit 4.5

[●], 2022

GDS HOLDINGS LIMITED

CONVERTIBLE NOTE INSTRUMENT

0.25% Convertible Senior Notes due 2029

CONTENTS

Page

1 INTERPRETATION	3
2 PRINCIPAL AMOUNT AND ISSUE OF NOTES	12
3 STATUS	12
4 INTEREST	13
5 FORM AND TITLE	13
6 TRANSFER OF NOTES; ISSUANCE OF NOTE CERTIFICATE	13
7 CONVERSION OF NOTES	15
8 PAYMENTS	33
9 REPURCHASE, REDEMPTION AND CANCELLATION	33
10 PARTICULAR COVENANTS OF THE COMPANY	41
11 CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE	46
12 DEFAULT AND REMEDIES	48
13 REPLACEMENT OF NOTE CERTIFICATES	51
14 PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS	51
15 SUCCESSORS AND ASSIGNS	51
16 AMENDMENTS AND WAIVERS; NOTICES	51
17 SEVERABILITY	52
18 DELAYS OR OMISSIONS	52
19 REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF	52
20 SANCTIONS	53
21 PRIVATE PLACEMENT EXEMPT FROM REGISTRATION	53
22 GOVERNING LAW AND JURISDICTION	53
23 CONSTRUCTION; HEADINGS	54
EXHIBIT A FORM OF NOTE CERTIFICATE	A-1
EXHIBIT B FORM OF JOINDER AGREEMENT	B-1

THIS CONVERTIBLE NOTE INSTRUMENT (this “Instrument”) is made on [_], 2022 by and between:

(1)	GDS HOLDINGS LIMITED, an exempted company incorporated under the laws of the Cayman Islands (the “Company”); and

(2)	STT GDC Pte. Ltd., a private limited company incorporated under the laws of Singapore (the “Initial Noteholder”),

each a “party” and together the “parties”.

WHEREAS:

(A)	The Company and the Initial Noteholder have entered into a Note Purchase Agreement dated February 21, 2022 (the “Purchase Agreement”), pursuant to which the Company agrees to issue, and the Initial Noteholder agrees to purchase, 0.25% convertible senior notes of the Company (the “Notes”), in such principal amount set forth in the Purchase Agreement, convertible into fully paid Conversion Securities.

(B)	The Company has, in accordance with its Articles of Association and by a resolution of its Board of Directors, resolved to create, authorize and issue the Notes to the Noteholder constituted as provided below.

NOW THIS INSTRUMENT WITNESSES AND THE COMPANY DECLARES as follows:

1	INTERPRETATION

1.1	The following expressions have the following meanings:

“Additional ADSs” shall have the meaning specified in Section 7.4(a).

“Additional Amounts” shall have the meaning specified in Section 10.4(a).

“ADS” means an American Depositary Share of the Company, issued pursuant to the Deposit Agreement, representing eight (8) Ordinary Shares as of the date of this Instrument, and deposited with the ADS Custodian.

“ADS Cessation Date” shall have the meaning specified in Section 7.11.

“ADS Custodian” means JPMorgan Chase Bank, N.A., with respect to the ADSs delivered pursuant to the Deposit Agreement, or any successor entity thereto.

“ADS Depositary” means JPMorgan Chase Bank, N.A., as depositary for the ADSs, or any successor entity thereto.

“ADS Price” shall have the meaning specified in Section 7.4(c).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amendment Event” shall have the meaning specified in Section 7.11.

“Applicable Taxes” shall have the meaning specified in Section 10.4(a).

“Applicable Tax Law” shall have the meaning specified in Section 10.4(a).

“Articles of Association” means, collectively, the Amended and Restated Memorandum of Association of the Company and the Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means, with respect to any Note, any day other than a Saturday, Sunday or day on which banking institutions or trust companies in the Cayman Islands, Hong Kong, London or Beijing are, or the Federal Reserve Bank of New York is, authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Change in Law” shall have the meaning set forth in the definition of “Fundamental Change”.

“Change in Tax Law” shall have the meaning specified in Section 9.5(a)(ii).

“Class A Ordinary Shares” means the Class A ordinary shares of the Company, par value US$0.00005 per share at the date of this Instrument, subject to Section 7.8.

“Class B Ordinary Shares” means the Class B ordinary shares of the Company, par value US$0.00005 per share at the date of this Instrument, subject to Section 7.8.

“Clause A Distribution” shall have the meaning specified in Section 7.5(c).

“Clause B Distribution” shall have the meaning specified in Section 7.5(c).

“Clause C Distribution” shall have the meaning specified in Section 7.5(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Equity” of any Person means ordinary share capital or Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Instrument, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Group” shall have the meaning set forth in the definition of “Fundamental Change”.

“Conversion Date” shall have the meaning specified in Section 7.2(d).

“Conversion Notice” shall have the meaning specified in Section 7.2(b)(i).

“Conversion Period” shall have the meaning specified in Section 7.1.

“Conversion Rate” shall have the meaning specified in Section 7.1.

“Conversion Right” shall have the meaning specified in Section 7.1.

“Conversion Securities” means (x) Ordinary Shares in the form of Restricted ADS or (y) Ordinary Shares registered in the Cayman Islands, which in each case are “restricted securities” within the meaning of Rule 144 under the Securities Act, as may be elected by the Noteholder in writing in the Conversion Notice.

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the ADS on The NASDAQ Global Market as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GDS US <EQUITY> VWAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Repurchase Price, the Tax Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for (without taking into account any applicable grace period).

“Deposit Agreement” means the deposit agreement dated as of November 1, 2016, by and among the Company, the ADS Depositary and all holders from time to time of ADSs issued thereunder or, if amended or supplemented as provided therein, as so amended or supplemented (including, without limitation, by the certain Restricted Issuance Agreement among GDS Holdings Limited, JP Morgan Chase Bank, N.A., as Depositary, and Holders of Restricted American Depositary Receipts).

“Designated Office” means the Company’s principal place of business in F/5, Building C, Sunland International, No.999, Zhouhai Road, Pudong, Shanghai 200137, as may be changed from time to time; provided that any change in the Designated Office shall be notified to the Noteholder.

“Distributed Property” shall have the meaning specified in Section 7.5(c).

“Effective Date” shall have the meaning specified in Section 7.4(c).

“Events of Default” shall have the meaning specified in Section 12.1.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiration Date” shall have the meaning specified in Section 7.5(e).

“Expiring Rights” means any rights, options or warrants to purchase Conversion Securities that expire on or prior to the Maturity Date.

“FATCA” shall have the meaning specified in Section 10.4(a)(i)(D).

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)               (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than:

(x)	the Company and its Subsidiaries, and

(y)	any party (together with any other “person” or “group” subject to aggregation of the Class A ordinary share capital of the Company (including Class A ordinary share capital held in the form of ADSs) with such party under Section 13(d) of the Exchange Act) that has filed a Schedule 13D with the Securities and Exchange Commission pursuant to the Exchange Act indicating that, as of the date of the Purchase Agreement, such party is the “beneficial owner” of at least 20.0% of the voting power of the Company’s Class A ordinary share capital (including Class A ordinary share capital held in the form of ADSs) (such party a “Major Shareholder”), files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” of the Class A ordinary share capital (including Class A ordinary share capital held in the form of ADSs) of the Company representing more than 50.0% of the number of the Class A Ordinary Shares outstanding (including Class A Ordinary Shares held in the form of ADSs) of the Company; or

(2) any Major Shareholder (together with any other “person” or “group” subject to aggregation of the Class A ordinary share capital (including ordinary share capital held in the form of ADSs) of the Company with such

Major Shareholder under Section 13(d) of the Exchange Act) has become the direct or indirect “beneficial owners” of the ordinary share capital (including ordinary share capital held in the form of ADSs) of the Company representing, in the aggregate, more than 66.67% of the voting power of the Class A ordinary share capital (including Class A ordinary share capital held in the form of ADSs) of the Company;

provided that, as used in this clause (a)(1), the term “beneficial owner” shall have the meaning defined in Rule 13d-3 under the Exchange Act;

(b)	the consummation of (1) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (2) any share exchange, consolidation or merger of the Company, or any similar transaction, pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property; or (3) any conveyance, sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries; provided, however, that a transaction described in clause (2) in which the holders of all classes of the ordinary share capital of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as their ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (b);

(c)	the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (b) above);

(d)	the ADSs or the Ordinary Shares (or other Common Equity into which the Notes are then convertible) cease to be listed on both (i) The NASDAQ Global Market (or its successor) and (ii) the Hong Kong Stock Exchange (or its successor), unless the ADSs or Ordinary Shares (or other Common Equity into which the Notes are then convertible) are listed for trading on any other U.S. Exchange or Permitted Exchange, or the ADSs are suspended from trading in The NASDAQ Global Market (or its successor) for thirty (30) consecutive Trading Days; or

(e)	(i) there is any change in or amendment to the laws, regulations and rules of the PRC (including any political subdivision or regulatory authority thereof or therein) or the official interpretation or official application thereof (any such event, a “Change in Law”) that results in (x) the Company, the Company’s Subsidiaries and its consolidated affiliated entities (collectively, the “Company Group”) (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter and (ii) the Company has not furnished to the Noteholders, prior to the date that is six months after the date of the Change in Law, an opinion from an independent financial advisor or an independent legal counsel stating either (x) that the Company is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganization plan of the Company Group) or (y) that such Change in Law would not materially adversely affect the Company’s ability to make principal and interest payments on the Notes when due or to convert the Notes in accordance herewith;

provided, however, that a transaction or event described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the ADSs (excluding cash payments for fractional ADSs) in the transaction or event that would otherwise constitute a Fundamental Change consists of shares of Common Equity or ADSs in respect of Common Equity that are listed on a U.S. Exchange or that will be so listed when issued or exchanged in connection with such transaction or event that would otherwise constitute a Fundamental Change under clause (b) of the definition thereof, and as a result of such transaction or event, the Notes become convertible into such consideration, excluding cash payments for any fractional ADSs (subject to settlement in accordance with the provisions of Section 7.2); for the avoidance of doubt, an event that is not considered a Fundamental Change pursuant to this proviso shall not be a Fundamental Change solely because such event could also be subject to clause (a) above.

“Fundamental Change Company Notice” shall have the meaning specified in Section 9.3(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.3(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.3(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.3(a).

“Hong Kong” means Hong Kong Special Administrative Region of the PRC.

“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited.

“Initial Noteholder” shall have the meaning specified in the preamble.

“Instrument” shall have the meaning specified in the preamble.

“Interest Payment Date” means each [_] and [_] of each year or, if the relevant date is not a

Business Day, the immediately following Business Day, beginning on [_], 2022.

“Joinder Agreement” shall have the meaning specified in Section 6.2.

“Last Reported Sale Price” of the ADSs on any Trading Day means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are listed. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Major Shareholder” has the meaning set forth in the definition of “Fundamental Change”.

“Make-Whole Fundamental Change” means any transaction or event described in clause (a), (b), (d) or (e) of the definition of “Fundamental Change” (determined after giving effect to any exceptions to or exclusions from such definition, including in the proviso immediately succeeding clause (e) of the definition thereof, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means, if the ADSs are listed for trading on The NASDAQ Global Market or another United States national or regional securities exchange or if the ADSs or Ordinary Shares are listed for trading on another market, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the ADSs or Ordinary Shares or in any options, contracts or futures contracts relating to the ADSs or Ordinary Shares.

“Maturity Date” means [7 years from the settlement date].

“Maturity Redemption Price” shall have the meaning specified in Section 9.1.

“Merger Event” shall have the meaning specified in Section 7.8(a).

“Note Certificate” shall have the meaning specified in Section 5.1.

“Noteholder” or “Holder” means the Initial Noteholder or any holder of the Note Certificates registered on the Company’s Register of Noteholder following a valid transfer of any Note (or part thereof) pursuant to this Instrument.

“Notes” shall have the meaning specified in the recitals.

“Officer” means, with respect to the Company, the Executive Chairman, the Directors, the Chief Executive Officer, the Chief Financial Officer or the Secretary (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officers’ Certificate” when used with respect to the Company, means a certificate that is delivered to the Noteholders and that is signed by any two Officers of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Ordinary Shares” means the Class A Ordinary Shares.

“Outstanding” or “outstanding,” when used with reference to Notes, shall, subject to Section 9.11, mean, as of any particular time, all Notes under this Instrument, except:

(a)	Notes repurchased by the Company pursuant to Sections 9.2 and 9.3;

(b)	Notes redeemed by the Company pursuant to Section 9.5;

(c)	Notes with respect to which the Noteholder has exercised its Conversion Right and for which the relevant number of Ordinary Shares has been issued to the Noteholder in accordance with this Instrument; and

(d)	those Notes that have been mutilated or defaced or that are alleged to have been lost or stolen and, in each case, in respect of which replacement Notes have been issued pursuant to Article 13.

“party” or “parties” shall have the meaning specified in the preamble.

“Permitted Exchange” means the Hong Kong Stock Exchange or any other reputable international stock exchange (or any of their respective successors).

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“PRC” means the People’s Republic of China (for the purpose of this Instrument only, excluding Hong Kong, the Macao Special Administrative Region and Taiwan).

“Purchase Agreement” shall have the meaning specified in the recitals.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Conversion Securities (or other applicable security) have the right to receive any cash, securities or other property or in which the Conversion Securities (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Property” shall have the meaning specified in Section 7.8(a).

“Register of Noteholders” shall have the meaning specified in Section 6.1.

“Registered Account” shall have the meaning specified in Section 8.2.

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the [_] or [_] (whether or not such day is a Business Day) immediately preceding the applicable [_] or [_]

Interest Payment Date, respectively.

“Relevant Exchange” shall have the meaning specified in Section 7.11.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 10.4(a).

“Repurchase Date” shall have the meaning specified in Section 9.2(a).

“Repurchase Notice” shall have the meaning specified in Section 9.2(b)(i).

“Repurchase Price” shall have the meaning specified in Section 9.2(a).

“Restricted ADSs” shall mean the restricted American depositary shares of the Company represented by restricted American depositary receipts of the Company, in book entry form, issued under the Restricted Issuance Agreement.

“Restricted Issuance Agreement” means the Restricted Issuance Agreement dated June 5, 2018, among the Company, the ADS Depositary, and all holders of Restricted ADSs.

“Scheduled Trading Day” means a day that is scheduled to be a trading day on the primary United States national or regional securities exchange or market on which the ADSs are listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spin-Off” shall have the meaning specified in Section 7.5(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person, which shall, for the avoidance of doubt, include any variable interest entity whose assets and financial results are consolidated with the assets and financial results of such Person and are recorded on the financial statements of such Person for financial reporting purposes in accordance with applicable accounting standards (each a “VIE”) and any Subsidiary of such VIEs.

“Successor Company” shall have the meaning specified in Section 11.1(a).

“Tax Redemption” shall have the meaning specified in Section 9.5(a).

“Tax Redemption Date” shall have the meaning specified in Section 9.6(a).

“Tax Redemption Notice” shall have the meaning specified in Section 9.6(a).

“Tax Redemption Price” means, for any Notes to be redeemed pursuant to Section 9.5, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Tax Redemption Date (unless the Tax Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Tax Redemption Price will be equal to 100% of the principal amount of such Notes) including, for the avoidance of doubt, any Additional Amounts with respect to such amount.

“Trading Day” means a scheduled trading day on which (i) trading in the ADSs generally occurs on The NASDAQ Global Market or, if the ADSs are not then listed on The NASDAQ Global Market, on the principal other United States national or regional securities exchange on which the ADSs are then listed or, if the ADSs or Ordinary Shares are not then listed on a United States national or regional securities exchange, on the principal other market on which the ADSs or Ordinary Shares are then traded, and (ii) there is no Market Disruption Event; if the ADSs are not so listed or traded, “Trading Day” means a “Business Day.”

“Transferee” shall have the meaning specified in Section 6.2.

“Trigger Event” shall have the meaning specified in Section 7.5(c).

“unit of Reference Property” shall have the meaning specified in Section 7.8(a).

“US Dollar,” “USD”, “US$” or “$” means the legal currency of the United States of America.

“U.S. Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“U.S. person” shall have the meaning as such term is defined under Regulation S.

“Valuation Period” shall have the meaning specified in Section 7.5(c).

1.2           Headings used in this Instrument are for ease of reference only and shall be ignored in interpreting this Instrument.

1.3          References to Sections and Exhibits are references to Sections and Exhibits of or to this Instrument.

1.4          Words and expressions in the singular include the plural and vice versa and words and expressions importing one gender include every gender.

1.5         Whenever the words “include,” “includes” or “including” are used in this Instrument, they are deemed to be followed by the words “without limitation.”

1.6              Unless the context requires otherwise, references to holders of ADSs shall include holders of Restricted ADSs, references to Ordinary Shares shall include Ordinary Shares registered in the Cayman Islands, and references to ADSs shall include Restricted ADSs.

2	PRINCIPAL AMOUNT AND ISSUE OF NOTES

2.1          The Notes shall be designated as the “0.25% Convertible Senior Notes due 2029” The Company hereby authorizes and issues the Notes in the aggregate principal amount of US$100,000,000 pursuant to the Purchase Agreement. The aggregate amount of the Notes shall, subject to the provisions for repurchase, redemption, acceleration and conversion hereof, as applicable, mature and be payable in full on the Maturity Date.

2.2         The aggregate principal amount of Notes that may be issued under this Instrument is limited to US$100,000,000.

3	STATUS

3.1          Unless fully converted pursuant to this Instrument, the Notes constitute direct, unconditional, unsecured and unsubordinated obligations of the Company. The Notes rank (i) senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes, (ii) equal in right of payment to all of the Company’s indebtedness and other liabilities that are not so subordinated, including the Company’s 2.00% convertible senior notes due 2025 of which $300,000,000 aggregate principal amount is outstanding as of the date of this Instrument, (iii) junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and (iv) structurally junior to all indebtedness and other liabilities of the Company’s Subsidiaries. In the event of bankruptcy, liquidation, reorganization or other winding-up events of the Company, the assets of the Company that secure secured debt (if any) will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets.

4	INTEREST

4.1          Interest shall accrue, at a fixed rate equal to 0.25% per annum, on the outstanding principal amount of the Notes from the date of this Instrument until all the outstanding principal amounts are fully repaid; provided that if any portion of the principal amount is duly converted, exchanged, redeemed, repurchased or otherwise cancelled in accordance with the terms of this Instrument, interest shall cease to accrue on the portion of the principal amount so converted, exchanged, redeemed, repurchased or otherwise cancelled. Accrued interest on the Notes shall be payable on each Interest Payment Date and be computed on the basis of a 360-day year composed of twelve 30-day months and, for any partial month, on a pro rata basis based on the number of days actually elapsed over a 30-day month.

4.2              The principal amount of the Notes may not be prepaid, in whole or in part, prior to the Maturity Date without the written consent of the Noteholder, except as provided in Section 9.5.

5	FORM AND TITLE

5.1          Form

The Note Certificate in the form set out in Exhibit A hereto (the “Note Certificate”) will be issued to the Noteholder in respect of its registered holding of the Notes, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made, a part of this Instrument. The Notes and the Note Certificate will be numbered serially with an identifying number to be recorded on the relevant Note Certificate and in the Register of Noteholders, which the Company will keep.

5.2          Title

Title to the Notes passes to the Noteholder only by the authorization and issuance of the Note Certificate and registration in the Register of Noteholders in accordance with this Instrument. So long as such registration in the Register of Noteholders is recorded without alterations pursuant to this Instrument, the Noteholder will (except as otherwise required by the applicable laws) be treated as the absolute owner of the Notes for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Note Certificate issued in respect of it (other than the endorsed form of transfer as described in Article 6)), and no Person will be liable for so treating the Noteholder.

6	TRANSFER OF NOTES; ISSUANCE OF NOTE CERTIFICATE

6.1          Register of Noteholders

The Company shall keep at its business office or shall cause to be kept at its registered office a register on which shall be entered the names and addresses of the Noteholder, the particulars of the Notes held by the Noteholder and of all transfer, conversion or cancellation of the Notes as well as the amount of outstanding principal amount and accrued interest owing to the Noteholder (the “Register of Noteholders”). The entries in the Register of Noteholders shall be conclusive evidence of the amounts due and owing to the Noteholder in the absence of manifest error. Notwithstanding anything to the contrary contained in this Instrument, the obligations under the Notes are registered obligations and the right, title and interest in and to such obligations shall be transferable only upon notation of such transfer in the Register of Noteholders. The Register of Noteholders shall be available for inspection by the Noteholder from time to time upon reasonable prior notice.

6.2          Transfers

Without prejudice to the restrictions set out in the Purchase Agreement and the applicable laws, from the date that is twelve (12) months after the date of this Instrument, the Notes may be freely transferred, in whole or in part, at any time prior to the full conversion of the Notes into Conversion Securities or the consummation of a repurchase and redemption pursuant to Article 9 of this Instrument of the Notes by surrender of the Note Certificate issued in respect of the Notes, delivered together with the endorsed form of transfer (in the form set out in Attachment 4 to the Form of Note Certificate attached hereto as Exhibit A, the acquirer of such transferred Notes, the “Transferee”) duly completed and signed by the registered Noteholder or his attorney duly authorized in writing, to the Company at the Designated Office together with such evidence as the Company may reasonably require to prove the authority of the individuals who have executed the endorsed form of transfer. The Noteholder shall cause the Transferee to agree in writing to be bound by the terms of this Instrument and to sign, execute and deliver a Joinder Agreement in the form of Exhibit B hereto (the “Joinder Agreement”), whereupon the Company shall counter-sign, execute and deliver the same to the Transferee. Upon the execution of such Joinder Agreement, such Transferee will be bound, to the extent of the transferred Notes in its capacity as a “Noteholder,” by obligations under this Instrument as if it was a signing party hereof. Upon the receipt of such executed Joinder Agreement, the Company shall promptly countersign and deliver a fully executed version to the Transferee.

6.3          Cancellation of Note Certificate

Upon the receipt of the original Note Certificate surrendered by the Noteholder, the executed endorsed form of transfer by the Noteholder and the executed Joinder Agreement by the Transferee, the Company shall, at its expense, promptly cancel the original Note Certificate and no Note Certificate shall be issued to the Holder of the original Note Certificate therefor except as expressly permitted by Section 6.5(b).

6.4          Update of the Register of Noteholders

Upon the receipt of the original Note Certificate surrendered by the Noteholder, the executed endorsed form of transfer by the Noteholder and the executed Joinder Agreement by the Transferee, the Company shall, at its expense, promptly cause the Register of Noteholders to be updated by including the names and addresses of the Transferee, the particulars of the transferred Notes held by the Transferee and of the remaining Note (if any) held by the Noteholder and the amount of outstanding principal amount and accrued interest owing to the Transferee and the Noteholder respectively upon the transfer.

6.5          Delivery of New Note Certificates

(a)	Each new Note Certificate to be issued upon a transfer, exchange or conversion of Notes shall, within five (5) Business Days of receipt by the Company of the endorsed form of transfer (in the form set out in Attachment 4 to the Form of Note Certificate attached hereto as Exhibit A) duly completed and signed, be made available for collection at the Designated Office or, if so requested in the endorsed form of transfer, be mailed by uninsured mail at the risk of the holder entitled to such new Note Certificate (but free of charge to such holder) to the address specified in the endorsed form of transfer.

(b)	Where only part of the principal amount of the Notes in respect of which a Note Certificate is issued is to be transferred, exchanged or converted, a new Note Certificate in respect of the remaining Notes not so transferred, exchanged or converted will, within five (5) Business Days of delivery of the original Note Certificate to the Company, be mailed by uninsured mail at the risk of the holder entitled to such remaining Notes not so transferred, exchanged or converted (but free of charge to such holder) to the address of the Noteholder appearing on the Register of Noteholders.

6.6          Formalities Free of Charge

Registration of a transfer of the Notes will be effected without charge by or on behalf of the Company.

7	CONVERSION OF NOTES

7.1           Conversion Right

Subject to and upon compliance with the provisions of this Article 7, each Noteholder shall have the right, at such Noteholder’s option, to convert all or any portion of the Notes held by it (if the portion to be converted is in denominations of $200,000 principal amount and integral multiples of $1,000 in excess thereof) at any time during the Conversion Period at the Conversion Rate (subject to, and in accordance with, the settlement provisions of Section 7.2, the “Conversion Obligation”). The right of the Noteholder to convert the Notes in accordance with the settlement provisions of Section 7.2 is called the “Conversion Right.”

The conversion price shall be US$50 (the “Conversion Price”) per ADS, representing an initial conversion rate of 20 ADSs (subject to the adjustments as provided in this Article 7, the “Conversion Rate”) per $1,000 principal amount of the Notes.

Subject to and upon compliance with the provisions of this Article 7, the Conversion Right attaching to any Notes may be exercised, at the option of the Noteholder, at any time prior to the close of business (at the place where the Note Certificate evidencing such Notes is deposited for conversion) of the third Scheduled Trading Day (or the fifth Scheduled Trading Day, if the converting Holder elects to receive Ordinary Shares registered in the Cayman Islands in lieu of any Restricted ADSs under Section 7.2(h)) immediately preceding the Maturity Date (the “Conversion Period”).

7.2           Conversion Procedure; Settlement Upon Conversion

(a)	Subject to this Section 7.2, Section 7.3 and Section 7.8, the Company shall cause to be delivered to the converting Holder, in respect of each US$1,000 principal amount of Notes being converted, a number of Restricted ADSs equal to the Conversion Rate (or Ordinary Shares registered in the Cayman Islands, if the converting Holder elects to receive Ordinary Shares registered in the Cayman Islands in lieu of any Restricted ADSs under Section 7.2(h)), together with a cash payment, if applicable, in lieu of any fractional Conversion Securities in accordance with Section 7.2(i), on the third Business Day (or the fifth Business Day, if the converting Holder elects to receive Ordinary Shares registered in the Cayman Islands in lieu of any Restricted ADSs under Section 7.2(h)) immediately following the relevant Conversion Date.

(b)	If the Holder holds a certificated Note, the Holder shall complete the following actions to convert:

(i)	complete the conversion notice in duplicate in the form set out in Attachment 1 to the Form of Note Certificate attached hereto as Exhibit A, together with the relevant Note Certificate (the “Conversion Notice”), including, if applicable, such Holder’s election to receive Ordinary Shares registered in the Cayman Islands in lieu of any Restricted ADSs deliverable upon conversion;

(ii)	manually sign the Conversion Notice on the back of the Note

(iii)	deliver the duly completed Conversion Notice, which is irrevocable, to the Designated Office of the Company;

(iv)	if required, furnish appropriate endorsements and transfer documents;

(v)	if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled; and

(vi)	if required, pay any applicable transfer or similar taxes as described immediately below.

The Company will pay any documentary, stamp, issue, transfer or similar tax due on the delivery of the Restricted ADSs upon conversion of the Notes (or the issuance of the Ordinary Shares underlying, or in lieu of, such ADSs), unless the tax is due because the Holder requests such Restricted ADSs (or the Ordinary Shares registered in the Cayman Islands) to be issued in a name other than the Holder’s name, in which case the Holder shall pay the tax. The Company will also pay: (i) the ADS Depositary’s fees for issuance of the Restricted ADSs, (ii) all other expenses arising from the issue of Ordinary Shares registered in the Cayman Islands to be delivered in lieu of Restricted ADSs upon conversion and all the charges of the Cayman share registrar in connection with this Instrument.

(c)	No Conversion Notice with respect to any Notes may be delivered, and no Notes may be surrendered for conversion, by a Holder thereof if such Holder has also delivered a Repurchase Notice or Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, in accordance with Section 9.2 or Section 9.4.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d)	A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 7.2(b). If any Restricted ADSs are due to a converting Holder, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, a book-entry transfer through The Depository Trust Company for the full number of whole Restricted ADSs to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(e)	Except as provided in Section 7.5, no adjustment shall be made for dividends on any Restricted ADSs issued upon the conversion of any Note as provided in this Section 7.2.

(f)	Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date but before the open of business on the Interest Payment Date corresponding to such Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period after the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by an amount of funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has delivered a Tax Redemption Notice pursuant to Section 9.6 and has specified therein a Tax Redemption Date that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the third Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note. For the avoidance of doubt, Holders on the Regular Record Date immediately preceding the Maturity Date, any Fundamental Change Repurchase Date or Tax Redemption Date, in each case, will receive the full interest payment due on such Notes on the Maturity Date or other applicable Interest Payment Date in cash, regardless of whether such Notes have been converted following such Regular Record Date.

(g)	The Person in whose name any Conversion Securities shall be issuable upon conversion shall be treated as a holder of record of such Conversion Securities as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(h)	A converting Holder may elect to receive Ordinary Shares in the Company’s register of members (in the case of Ordinary Shares registered in the Cayman Islands) in lieu of any Restricted ADSs deliverable upon conversion by specifying in the relevant Conversion Notice such election; provided that such election shall apply to all (but not part) of the Conversion Securities deliverable upon conversion. If a converting Holder elect to receive Ordinary Shares registered in the Cayman Islands in lieu of any Restricted ADSs deliverable upon conversion, the Company will register in the Cayman share register, as the case may be, the person or persons designated in the Conversion Notice as holder(s) of such number of Ordinary Shares registered in the Cayman Islands equal to (i) the number of Restricted ADSs deliverable upon conversion under Section 7.1 and Section 7.2(a) (without taking into account any fractional Restricted ADS) multiplied by (ii) the number of Ordinary Shares then represented by one ADS as of the Conversion Date.

(i)	Regardless of whether a Holder elects to receive Ordinary Shares registered in the Cayman Islands in lieu of any Restricted ADSs deliverable upon conversion, the Company will not issue any fractional Conversion Securities upon conversion of the Notes and will instead pay cash in lieu of delivering any fractional Conversion Securities issuable upon conversion based on the Daily VWAP for the relevant Conversion Date.

(j)	Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the Conversion Date, and the person in whose name the Restricted ADSs (or Ordinary Shares registered in the Cayman Islands in lieu thereof) shall be deliverable upon such conversion will be entitled to participate in any distribution or other transaction relating to the ADSs (or Ordinary Shares) as though such person were the holder of record of such ADSs (or Ordinary Shares) as of the close of business on the Conversion Date.

7.3          Forced Conversion

(a)	Generally. If (1) the Daily VWAP per ADS (or, if the ADSs are no longer traded on The NASDAQ Global Market, of the Ordinary Shares) exceeds one hundred and fifty percent (150%) of the Conversion Price (the “Agreed Threshold”) on any twenty (20) Trading Days (whether or not consecutive) during any thirty (30) consecutive Trading Day period beginning on or after the fifth (5th) anniversary of the date of this Instrument (such thirty (30) consecutive Trading Day period being the “Forced Conversion Qualification Period”), (2) the Daily VWAP per ADS (or, if the ADSs are no longer traded on The NASDAQ Global Market, of the Ordinary Shares) for each of the last five (5) consecutive Trading Days during the Forced Conversion Qualification Period is not lower than the Agreed Threshold and (3) the aggregate average daily dollar trading volume (as reported on Bloomberg) of (x) the ADSs on The NASDAQ Global Market and (y) the Ordinary Shares on the Hong Kong Stock Exchange during such Forced Conversion Qualification Period is, in the aggregate of (x) and (y) (any amount not expressed in U.S. Dollars shall be converted into U.S. Dollars by using the average of the applicable exchange rate reported on Bloomberg FX Fixings page (or, if such page is not available, its equivalent successor page) at 5:00 pm New York time on each Trading Day during such Forced Conversion Qualification Period), at least US$70.0 million, then, the Company shall have the right (but not the obligation), by providing written notice (which notice shall be irrevocable and shall not be subject to conditions) within ten (10) Business Days following the Forced Conversion Qualification Period to all Holders of Notes, to force the conversion of all (and not some only) of the outstanding principal amount of the Notes held by such Holders on the Conversion Date (subject to the immediately following sentence) into Conversion Securities at the then applicable Conversion Rate (the “Forced Conversion Notice” and, the conversion of Notes pursuant to this Section 7.3, the “Forced Conversion”). The Conversion Date with respect to any such Forced Conversion will be a date specified by the Company in the Forced Conversion Notice to the Holders, which shall be a Business Day that is no less than 10 Business Days and no more than 30 Business Days after the date of the Forced Conversion Notice (the “Forced Conversion Date”). Notwithstanding anything to the contrary contained in this Instrument, no “Make-Whole Amount” shall be payable by the Company to any Holder upon a Forced Conversion.

(b)	Effect of Forced Conversion. A Forced Conversion will have the same effect as a conversion of the applicable outstanding principal amount of the Notes effected at the Holder’s election pursuant to Article 7 with a Conversion Date occurring on the Forced Conversion Date. No Holders will be required to deliver a Conversion Notice, provided any Holder may notify the Company in writing substantially in the form of Attachment 5 to the Form of Note Certificate attached hereto as Exhibit A no later than five (5) Business Days before the Conversion Date specified in the Forced Conversion Notice of its election to receive Ordinary Shares registered in the Cayman Islands in lieu of any Restricted ADSs deliverable upon such Forced Conversion.

7.4	Increased Conversion Rate Applicable to Certain Notes delivered in connection with Make-Whole Fundamental Change and Tax Redemption

(a)	If (i) a Make-Whole Fundamental Change occurs prior to, and including, the third Scheduled Trading Day (or the fifth Scheduled Trading Day, if the converting Holder elects to receive Ordinary Shares registered in the Cayman Islands in lieu of any Restricted ADSs under Section 7.2(h)) prior to the Maturity Date or (ii) the Company delivers a Tax Redemption Notice and, in each case, a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or such Tax Redemption, as the case may be, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional Restricted ADSs (the “Additional ADSs”), as set forth below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Company from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the close of business on the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Business Day immediately following the Effective Date of such Make-Whole Fundamental Change). A conversion of Notes shall be deemed for these purposes to be “in connection with” a Tax Redemption if the relevant Conversion Notice is received by the Company from, and including, the date the Company delivers a Tax Redemption Notice to, and including, the second Business Day immediately prior to the related Tax Redemption Date. The Company shall provide written notification to Holders of the Effective Date of any Make-Whole Fundamental Change and notify the Noteholders of such Effective Date no later than five Business Days after such Effective Date.

(b)	Upon delivery of Notes for conversion in connection with a Make-Whole Fundamental Change or Tax Redemption, the Company shall cause to be delivered Restricted ADSs, including the Additional ADSs, in accordance with Section 7.2; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation will be calculated based solely on the ADS Price for the transaction and shall be deemed to be an amount of cash per US$1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional ADSs), multiplied by such ADS Price.

(c)	The number of Additional ADSs, if any, by which the Conversion Rate will be increased will be determined by reference to the table below, based on (i) the date on which the Make-Whole Fundamental Change occurs or becomes effective or, in the case of a Tax Redemption, the date on which the Company delivers a Tax Redemption Notice (in each case, the “Effective Date”) and (ii) the price paid (or deemed to be paid) per Restricted ADS in the Make-Whole Fundamental Change or, in the case of a Tax Redemption, the average of the Last Reported Sale Prices of the ADSs over the ten Trading Day period ending on, and including, the Trading Day immediately preceding the date the Company delivers such Tax Redemption Notice (in each case, the “ADS Price”). If the holders of the Restricted ADSs receive in exchange for their Restricted ADSs only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the ADS Price will be the cash amount paid per Restricted ADS. Otherwise, the ADS Price will be the average of the Last Reported Sale Prices of the ADSs over the ten Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)	The ADS Prices set forth in the column headings of the table below will be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted ADS Prices shall equal the ADS Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the ADS Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional ADSs set forth in the table below will be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 7.5.

(e)	The following table sets forth the number of Additional ADSs to be received per US$1,000 principal amount of Notes pursuant to this Section 7.3 for each ADS Price and Effective Date set forth below:

Additional ADSs per $1,000 Note	ADS Price
Effective Date	$41.67	$45.00	$50.00	$60.00	$80.00	$100.00	$125.00	$150.00
1-Mar-2022	3.9981	3.3209	2.5394	1.5287	0.5859	0.2191	0.0478	0.0016
1-Mar-2023	3.9981	3.3209	2.5394	1.5287	0.5631	0.1998	0.0390	0.0005
1-Mar-2024	3.9981	3.3209	2.5394	1.5287	0.5351	0.1772	0.0291	0.0000
1-Mar-2025	3.9981	3.3209	2.5394	1.4973	0.4718	0.1394	0.0161	0.0000
1-Mar-2026	3.9981	3.3209	2.5394	1.3330	0.3674	0.0899	0.0041	0.0000
1-Mar-2027	3.9981	3.2009	2.2036	1.0557	0.2391	0.0399	0.0000	0.0000
1-Mar-2028	3.9981	2.9727	1.8312	0.6835	0.0888	0.0031	0.0000	0.0000
1-Mar-2029	3.9981	2.2238	0.0016	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS Prices and Effective Dates may not be set forth in the table above, in which case:

(i)	if the ADS Price is between two ADS Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional ADSs shall be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)	if the ADS Price is greater than US$150.00 per Restricted ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to Section 7.4(d)), no Additional ADSs shall be added to the Conversion Rate; and

(iii)	if the ADS Price is less than US$41.67 per Restricted ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to Section 7.4(d)), no Additional ADSs shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per US$1,000 principal amount of Notes exceed 3.9981 Restricted ADSs, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 7.5.

(f)	Nothing in this Section 7.3 shall prevent an adjustment to the Conversion Rate pursuant to Section 7.5.

7.5              Adjustment of Conversion Rate

If the number of Ordinary Shares represented by the ADSs is changed, after the date of this Instrument, for any reason other than one or more of the events described in this Section 7.5, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Ordinary Shares represented by the ADSs upon which conversion of the Notes is based remains the same.

Notwithstanding the adjustment provisions set out in this Section 7.5, if the Company distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding any Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate set out in this Section 7.5 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares. However, in the event that the Company issues or distributes to all holders of the Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 7.5(b) (in the case of Expiring Rights entitling holders of the Ordinary Shares for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase Ordinary Shares) or Section 7.5(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event set out in this Section 7.5 results in a change to the number of Ordinary Shares represented by the ADSs, then such change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such event to the extent such change produces the same economic result as the adjustment to the Conversion Rate that would otherwise have been made on account of such event.

Subject to the foregoing, the Conversion Rate shall be adjusted from time to time by the Company if any of the following events set out in Sections 7.5(a) to 7.5(e) occurs, except that the Company shall not make any adjustments to the Conversion Rate if all Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, in any of the transactions set out in this Section 7.5, without having to convert their Notes, as if they held a number of ADSs equal to the Conversion Rate then in effect, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Notice of any adjustment to the Conversion Rate shall be given by the Company promptly to the Holders, and shall be conclusive and binding on the Holders, absent manifest error.

The Conversion Rate will be subject to adjustment in the following events:

(a)	If the Company exclusively issues Ordinary Shares as a dividend or distribution on all or substantially all the Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution or immediately after the open of business on the effective date of such share split or share combination, as applicable;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable; and

OS1	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend or distribution or immediately after the effective date of such subdivision or combination of Ordinary Shares, as applicable.

Any adjustment made under this Section 7.5(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution set forth in this Section 7.5(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(b)	If the Company issues to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on each relevant Trading Day) or to subscribe for or purchase ADSs, at a price per ADS less than the average of the Last Reported Sale Prices, in each case, over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of Ordinary Shares (directly or in the form of ADSs) issuable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Ordinary Shares represented by one ADS on each such Trading Day.

Any increase made under this Section 7.5(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that Ordinary Shares (directly or in the form of ADSs) are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 7.5(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each relevant Trading Day) or to subscribe for or purchase the ADSs at a price per ADS less than such average of the Last Reported Sale Prices of the ADSs, in each case, over, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares or ADSs, as the case may be, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)	If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), excluding (i) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 7.5(a) or Section 7.5(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 7.5(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 7.5(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each relevant Trading Day) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Ordinary Share (directly or in the form of ADSs) on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this Section 7.5(c) shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Ordinary Shares (directly or in the form of ADSs) receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Ordinary Shares (directly or in the form of ADSs) based on the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 7.5(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when such dividend or other distribution is complete, will be, listed or admitted for trading on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (including the Hong Kong Stock Exchange) (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.1 as if references therein to the Ordinary Shares (directly or in the form of ADSs) were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date for the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on each relevant Trading Day) over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but will be given effect immediately after the close of business on the Record Date for the Spin-Off; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 7.5(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and excluding, the Conversion Date in determining the Conversion Rate.

For purposes of this Section 7.5(c) (and subject in all respects to Section 7.10) , rights, options or warrants distributed by the Company to all holders of the Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 7.5(c) (and no adjustment to the Conversion Rate under this Section 7.5(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 7.5(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Instrument, is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 7.5(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 7.5(a), Section 7.5(b) and this Section 7.5(c), any dividend or distribution to which this Section 7.5(c) is applicable that also includes one or both of:

(A)	a dividend or distribution of Ordinary Shares (directly or in the form of ADSs) to which Section 7.5(a) is applicable (the “Clause A Distribution”); or

(B)	a dividend or distribution of rights, options or warrants to which Section 7.5(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7.5(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 7.5(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 7.5(a) and Section 7.5(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Ordinary Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section 7.5(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 7.5(b).

(d)	If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=	the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on such Trading Day) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Ordinary Share the Company distributes to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 7.5(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of the Notes, at the same time and upon the same terms as holders of the Ordinary Shares (directly or in the form of ADSs), the amount of cash that such Holder would have received if such Holder owned a number of Ordinary Shares (directly or in the form of ADSs) based on the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)	If the Company or any of its Subsidiaries or consolidated affiliated entities makes a payment in respect of a tender or exchange offer for the Ordinary Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share or ADS exceeds the Last Reported Sale Price of the ADSs (divided by, in relation to Ordinary Shares, the number of Ordinary Shares then represented by one ADS on such Trading Day) on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Ordinary Shares (directly or in the form of ADSs, as the case may be), purchased in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on the Expiration Date (prior to giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Ordinary Shares outstanding immediately after the close of business on the Expiration Date (after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on each such Trading Day) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 7.5(e) shall occur with effect as of the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day immediately following the Expiration Date, but will be given effect as of the close of business on the Expiration Date; provided that if the Conversion Date occurs within the 10 consecutive Trading Days immediately following, and including, the Trading Day immediately following the Expiration Date, any reference in this Section 7.5(e) with respect to 10 consecutive Trading Days shall be deemed replaced with a reference to such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the Expiration Date to, and including, the Conversion Date in determining the applicable Conversion Rate. No adjustment to the Conversion Rate under this Section 7.5(e) shall be made if such adjustment would result in a decrease in the Conversion Rate.

(f)	Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares, Class B Ordinary Shares or ADSs or any securities convertible into or exchangeable for Ordinary Shares, Class B Ordinary Shares or ADSs or the right to purchase Ordinary Shares, Class B Ordinary Shares or ADSs or such convertible or exchangeable securities.

(g)	In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 7.3, and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Market and any other securities exchange on which any of the Company’s securities are then listed (including the Hong Kong Stock Exchange), the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Ordinary Shares or the ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

(h)	Notwithstanding anything to the contrary in this Article 7, the Conversion Rate shall not be adjusted:

(i)	upon the issuance of any Ordinary Shares, Class B Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares, Class B Ordinary Shares or ADSs under any plan;

(ii)	upon the issuance of any Ordinary Shares, Class B Ordinary Shares or ADSs or options or rights to purchase those Ordinary Shares, Class B Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries or consolidated affiliated entities;

(iii)	upon the issuance of any Ordinary Shares, Class B Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)	solely for a change in the par value of the Ordinary Shares or Class B Ordinary Shares; or

(v)	for accrued and unpaid interest, if any.

(i)	All calculations and other determinations under this Section 7 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS.

(j)	Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly notify the Noteholders in accordance with Section 16 of the Conversion Rate before and after such adjustment and the date on which each adjustment becomes effective, and setting forth a brief statement of the facts requiring such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)	For purposes of this Section 7.3, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

(l)	For purposes of this Section 7.3, the “effective date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

7.6              Adjustments of Prices.

Whenever any provision of this Instrument requires the Company to calculate the Last Reported Sale Prices or the ADS Price for purposes of a Make-Whole Fundamental Change or a Tax Redemption over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 7.3, or any event requiring an adjustment to the Conversion Rate pursuant to Section 7.3 where the Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices or ADS Prices are to be calculated.

7.7              Sufficient Ordinary Shares

The Company shall provide, free from preemptive rights, out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, a sufficient number of authorized, validly-issued and fully paid Ordinary Shares that corresponds to the number of Conversion Securities due upon conversion of the Notes from time to time as such Notes are delivered for conversion (assuming that at the time of computation of such number of Conversion Securities, all such Notes would be converted by a single Holder).

7.8              Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares

(a)	In the case of:

(i)	any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination or change in par value),

(ii)	any consolidation, merger, combination, amalgamation, scheme of arrangement or scheme of reconstruction or similar transaction involving the Company,

(iii)	any sale, lease or other transfer to a third party of the consolidated assets of the Company Group substantially as an entirety or

(iv)	any statutory share exchange,

in each case, as a result of which the Conversion Securities would be converted into, or exchanged for, Capital Stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Noteholders a supplemental Instrument providing that, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of the Notes shall be changed into a right to convert such principal amount of the Notes into the kind and amount of shares of Capital Stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Merger Event; provided, however, that (x) at and after the effective time of the Merger Event the number of ADSs otherwise deliverable upon conversion of the Notes in accordance with Section 7.2 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event; (y) any amount payable in cash upon conversion of the Notes as set forth in this Instrument will continue to be payable in cash, and (z) the Last Reported Sale Price shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the ADSs or Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (A) the weighted average of the types and amounts of consideration received by the holders of ADSs or Ordinary Shares that affirmatively make such an election or (B) if no holders of ADSs or Ordinary Shares affirmatively make such an election, the types and amounts of consideration actually received by the holders of the ADSs or Ordinary Shares and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) or clause (ii), as the case may be, attributable to one ADS. The Company shall provide written notice to Holders of such weighted average as soon as practicable after such determination is made.

Such supplemental Instrument described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article 7 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof). If, in the case of any Merger Event, the Reference Property includes shares of Capital Stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such supplemental Instrument, and such supplemental Instrument shall contain such provisions to protect the interests of the Holders of the Notes, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change pursuant to Section 9.3 and the right of Holders to require the Company to repurchase their Notes on the Repurchase Date pursuant to Section 9.2, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)	The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 7.8. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into Conversion Securities as set forth in this Article 7 prior to the effective date of such Merger Event.

(c)	The above provisions of this Section 7.8 shall similarly apply to successive Merger Events.

7.9           Certain Covenants

(a)	The Company covenants that all Conversion Securities delivered upon conversion of Notes (and in the case of ADSs, all Ordinary Shares represented by such ADSs) will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)	The Company further covenants that if at any time the Ordinary Shares (directly or in the form of ADSs) shall be listed on any U.S. Exchange or Permitted Exchange, the Company will list and keep listed on any such exchange or automated quotation system, so long as the Ordinary Shares (directly or in the form of ADSs) shall be so listed on any such exchange or automated quotation system, any Conversion Securities deliverable upon conversion of the Notes.

(c)	The Company covenants to take all actions and obtain all approvals and registrations as are necessary or appropriate with respect to the conversion of the Notes into Conversion Securities, in each case, in accordance with the terms of this Instrument.

(d)	Subject to Section 7.11, if applicable, the Company further covenants to provide Holders with a reasonably detailed written description of the mechanics for the delivery of Restricted ADSs upon conversion of Notes as set forth in the Deposit Agreement upon request by the ADS Depositary or the ADS Custodian.

7.10          Shareholder Rights Plans

To the extent that the Company has a shareholder rights plan in effect upon conversion of the Notes, each of the Conversion Securities delivered upon such conversion shall be entitled to receive (either directly or in respect of the Ordinary Shares underlying such ADSs) the appropriate number of rights under the shareholder rights plan, if any, and the global securities representing the Conversion Securities delivered upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. Notwithstanding the foregoing, if, prior to any conversion, the rights have separated from the Ordinary Shares underlying the ADSs in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) Distributed Property as provided in Section 7.5(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

7.11          Amendment Upon Unavailability of ADS Facility

(a)	If the Ordinary Shares cease to be represented by American depositary shares issued under a depositary receipt program sponsored by the Company (the “ADS Cessation Date”) and the Ordinary Shares at such time are listed and traded on any U.S. Exchange or Permitted Exchange (each, an “Amendment Event”), on and after the effective date of an Amendment Event, Section 7.8 shall be deemed to apply mutatis mutandis as if the Reference Property for the Notes were the Ordinary Shares (and other property, if any) represented by the ADSs on the effective date of such Amendment Event; provided that, the supplemental instrument required therein to reflect the replacement of the ADSs with the Ordinary Shares (and other property, if any) shall be executed no later than five Business Days after the effective date of such Amendment Event and, in addition to the amendments required under Section 7.8, the supplemental instrument shall also provide that:

(i)	each reference herein (and in the Notes) to the ADSs related to the terms of the Notes shall be replaced by a reference to the number of Ordinary Shares (and other property, if any) represented by the ADSs on the effective date of such Amendment Event;

(ii)	all references to the “Last Reported Sale Price,” “Daily VWAP” and “Trading Day” of the ADSs herein shall be replaced by the “Last Reported Sale Price,” “Daily VWAP” and “Trading Day” of the Ordinary Shares, respectively, as customarily defined for securities traded on the Relevant Exchange;

(iii)	other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such Amendment Event; and

(iv)	such other provisions that the Board of Directors reasonably determines are appropriate will be made to preserve the economic interests of the Holders and to give effect to clauses (i) to (iii) above.

In making any amendment to the terms or definitions relating to trading and listing of Ordinary Shares (including, but not limited to, “Last Reported Sale Price,” “Daily VWAP,” “Trading Day” and “Fundamental Change”), the relevant exchange on which Ordinary Shares are listed or traded for purpose of such terms and definitions (the “Relevant Exchange”) shall be: (x) if the Ordinary Shares at such time are listed on a U.S. Exchange, such U.S. Exchange; or (y) if the Ordinary Shares at such time are not listed on any U.S. Exchange but are listed on a Permitted Exchange, such Permitted Exchange; provided that if the Ordinary Shares at that time are listed on more than one Permitted Exchange, the Relevant Exchange shall be the Permitted Exchange that is the primary stock exchange for the Ordinary Shares, provided further that if the Ordinary Shares at that time are listed on more than one Permitted Exchange that is a primary stock exchange for the Ordinary Shares, the Relevant Exchange shall be the primary stock exchange with the highest trading volume of the Ordinary Shares during the twenty (20) consecutive Trading Days period immediately prior to the date of amendment.

In making such amendments, if currency translations between U.S. Dollars and any other currency are required, the exchange rate in effect on the date of determination as the Board of Directors determines in good faith shall apply.

(b)	The Company shall provide written notice to each Holder at its address appearing on the Register of Noteholders, as promptly as possible but in any event at least 20 days prior to the effective date of the relevant Amendment Event, a notice stating the effective date of the relevant Amendment Event and any adjustment to the Conversion Rate.

7.12          Notice to Holders Prior to Certain Actions

In case of any:

(a)                 action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 7.5 or Section 7.10;

(b)                Merger Event; or

(c)                 voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Instrument), the Company shall cause to be sent to each Holder at its address appearing on the Register of Noteholders, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares or ADSs, as the case may be, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares or ADSs, as the case may be, of record shall be entitled to exchange their Ordinary Shares or ADSs, as the case may be, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

8	PAYMENTS

8.1	Principal and Premium

(a)	Any and all principal amount of the outstanding Notes remaining unpaid, together with all interest accrued but unpaid thereon, automatically and unconditionally shall be due and payable in full in cash on the Maturity Date unless previously converted, exchanged, redeemed, repurchased or otherwise cancelled. Payment of principal, premium, interest, and all other amounts payable under these Sections, will be made by transfer to the Registered Account of the Noteholder. Payment of principal and accrued but unpaid interest will be made only after surrender of the relevant Note Certificate at the Designated Office.

(b)	When making payments to Noteholder, all cash payments shall be made in US Dollar and fractions of one US Dollar will be rounded down to the nearest US Dollar.

8.2	Registered Accounts

For the purposes of this Instrument, a “Registered Account” means the USD account maintained by or on behalf of the Noteholder as the Noteholder may notify to the Company from time to time, details of which appear on the Register of Noteholders on the second Business Day before the due date for payment.

8.3	Fiscal Laws

All payments are subject to in all cases any applicable laws in the place of payment. No commissions or expenses shall be charged to the Noteholder in respect of such payments.

8.4	Payment Initiation

Where payment of principal amount of the Notes is to be made by transfer to a Registered Account, payment instructions (for value on the due date or, if that is not a Business Day, for value on the first following day which is a Business Day) given by the Company to its bank will be initiated on the Business Day on which the relevant Note Certificate is surrendered at the Designated Office.

9	REPURCHASE, REDEMPTION AND CANCELLATION

9.1	Redemption at Maturity

Unless previously repurchased, converted or purchased and cancelled as provided herein, the Company shall repurchase all of the Notes from the Noteholder by paying the Maturity Redemption Price on the Maturity Date. The “Maturity Redemption Price” means an amount equal to the sum of the principal amount of the outstanding Notes on the Maturity Date and the accrued and unpaid interest thereon.

9.2	Repurchase at Option of Holders

(a)	Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash on [_], 2027 (the “Repurchase Date”, and such option, the “Repurchase Option”), all of such Holder’s Notes, or any portion thereof that is in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date. For the avoidance of doubt, accrued and unpaid interest payable on the Interest Payment Date falling on the Repurchase Date will not be paid to the Holders who have submitted their Notes for repurchase on the Repurchase Date, but to the Holders of record at the close of business on the Regular Record Date immediately preceding the Repurchase Date. Not later than 20 Business Days prior to the Repurchase Date, the Company shall send a written notice (the “Company Notice”) to each Holder at its address shown in the Register of the Noteholders. The Company Notice shall state:

(i)	the last date on which a Holder may exercise its repurchase right pursuant to this Section 9.2 (the “Repurchase Expiration Time”);

(ii)	the Repurchase Price;

(iii)	the Repurchase Date;

(iv)	that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Instrument;

(v)	that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and

(vi)	the procedures a Holder must follow to exercise its repurchase rights under this Section 9.2 and a brief description of those rights.

(vii)	No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.2.

(b)	Repurchases of Notes under this Section 9.2 shall be made, at the option of the Holder thereof, upon:

(i)	delivery to the Designated Office by the Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note Certificate attached hereto as Exhibit A; and

(ii)	delivery of the Note Certificates to the Designated Office at any time after delivery of the Repurchase Notice (together with all necessary endorsements), in each case of (i) and (ii), during the period beginning at any time from the open of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the second Business Day immediately preceding the Repurchase Date. If a Repurchase Notice is given and withdrawn during such period, the Company will be under no obligation to repurchase the Notes, in relation to which the Repurchase Notice was given.

Each Repurchase Notice shall state:

(A)	the certificate numbers of the Notes to be delivered for repurchase;

(B)	the portion of the principal amount of the Notes to be repurchased, which must be in denominations of $200,000 principal amount and integral multiples of $1,000 in excess thereof; and

(C)	that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Instrument;

Notwithstanding anything herein to the contrary, any Holder delivering to the Company the Repurchase Notice contemplated by this Section 9.2 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date by delivery of a duly completed written notice of withdrawal to the Designated Office in accordance with Section 9.4. The Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Instrument.

No Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 9.2 by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 9.3 and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 9.4.

(c)	Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes). The Company will promptly return to the respective Holders thereof any Note Certificates held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes), and upon such return the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

9.3	Repurchase at Option of Holders Upon a Fundamental Change

(a)	If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is in denominations of $200,000 principal amount and integral multiples of $1,000 in excess thereof, on the Business Day (the “Fundamental Change Repurchase Date”) notified in writing by the Company as set forth in Section 9.3(c) that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay on such Interest Payment Date the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 9.

(b)	Repurchases of Notes under this Section 9.3 shall be made, at the option of the Holder thereof, upon:

(i)	delivery to the Company by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note Certificate attached hereto as Exhibit A; and

(ii)	delivery of the Notes to the Designated Office at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Designated Office as set forth in the Fundamental Change Repurchase Notice, where such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor, in each case (i) and (ii), on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(iii)	the certificate numbers of the Notes to be delivered for repurchase;

(iv)	the portion of the principal amount of Notes to be repurchased, which must be in denominations of $200,000 principal amount and integral multiples of $1,000 in excess thereof; and

(v)	that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Instrument;

Notwithstanding anything herein to the contrary, any Holder delivering to the Company the Fundamental Change Repurchase Notice contemplated by this Section 9.3 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a duly completed written notice of withdrawal to the Designated Office in accordance with Section 9.4.

No Fundamental Change Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered by a Holder for repurchase thereof if such Holder has also delivered a Repurchase Notice in accordance with Section 9.2 and has not validly withdrawn such Repurchase Notice in accordance with Section 9.4.

(c)	On or before the 10th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i)	the events causing the Fundamental Change and whether such events also constitute a Make-Whole Fundamental Change;

(ii)	the date of the Fundamental Change;

(iii)	the last date on which a Holder may exercise the repurchase right pursuant to this Section 9.3;

(iv)	the Fundamental Change Repurchase Price;

(v)	the Fundamental Change Repurchase Date;

(vi)	if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(vii)	if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice or Repurchase Option has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice or Repurchase Notice, as the case may be, in accordance with the terms of this Instrument; and

(viii)	the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.3.

(d)	Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Company will promptly return to the respective Holders thereof any Note Certificates held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), and upon such return the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

9.4	Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice

(a)	A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Designated Office in accordance with this Section 9.4 at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date or prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:

(i)	the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)	the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)	the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in denominations of $200,000 principal amount and integral multiples of $1,000 in excess thereof.

9.5	Optional Redemption by the Company for Changes in the Tax Law of the Relevant Taxing Jurisdiction

(a)	The Notes may not be redeemable by the Company at its option prior to the Maturity Date, except as set out in Section 9.5 to Section 9.10, and no sinking fund shall be provided for the Notes. The Notes may be redeemed at the Company’s option, in whole but not in part (a “Tax Redemption”), at the Tax Redemption Price, if the Company is or would be required to pay Additional Amounts (which are more than a de minimis amount) as a result of:

(i)	any change in the Applicable Tax Law of a Relevant Taxing Jurisdiction, which change is not publicly announced before, and becomes effective after, the date when the Notes are initially issued (or, if the applicable taxing jurisdiction became a Relevant Taxing Jurisdiction on a date after the Notes are initially issued, such later date); or

(ii)	any change on or after the date when the Notes are initially issued or, in the case of a Successor Company, after the date such Successor Company assumes all of the Company’s obligations under the Notes and this Instrument, in an interpretation, administration or application of such Applicable Tax Law by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such relevant taxing jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination),

(each such change, a “Change in Tax Law”); provided that the Company cannot avoid these obligations by taking reasonable measures available to it (provided that changing the Company’s jurisdiction of organization or domicile shall not be considered a reasonable measure) and further provided that, prior to or simultaneously with the Tax Redemption Notice, the Company delivers to the Noteholders an Officers’ Certificate stating that such obligation cannot be avoided by taking reasonable measures available to the Company.

(b)	If the Tax Redemption Date falls after a Regular Record Date and on or prior to the immediately following Interest Payment Date, the Company shall, on or, at its election, before such Interest Payment Date, pay the full amount of accrued and unpaid interest, and any Additional Amounts with respect to such interest, due on such interest payment date to the Holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date.

(c)	The Company shall notify the Noteholders in writing of its election and the date on which such interest and any Additional Amounts with respect to such interest will be paid at the time it provides such Tax Redemption Notice.

9.6	Notice of Tax Redemption

(a)	In the event that the Company exercises its Tax Redemption right pursuant to Section 9.5, it shall fix a date for redemption (the “Tax Redemption Date”) and it shall send, or cause to be sent, a written notice of such Tax Redemption prepared by the Company (a “Tax Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Tax Redemption Date to each Holder of Notes so to be redeemed at its last address as the same appears on the Register of Noteholders. The Tax Redemption Date must be a Business Day.

(b)	The Company shall not give any Tax Redemption Notice earlier than 60 days prior to the earliest date on which the Company would be obligated to pay any Additional Amounts, and the obligation to pay such Additional Amounts must be in effect at the time such Tax Redemption Notice is given. Simultaneously with providing such notice, the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on its website or through such other public medium as it may use at that time.

(c)	The Tax Redemption Notice, if sent in the manner herein provided, shall be conclusively presumed to have been given duly, whether or not the Holder receives such notice. In any case, failure to give such Tax Redemption Notice or any defect in the Tax Redemption Notice to the Holder of any Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other Note.

(d)	Each Tax Redemption Notice shall specify:

(i)	the Tax Redemption Date;

(ii)	the Tax Redemption Price;

(iii)	the place or places where such Notes are to be surrendered for payment of the Tax Redemption Price;

(iv)	that on the Tax Redemption Date, the Tax Redemption Price will become due and payable upon each Note to be redeemed, and that the interest thereon, if any, shall cease to accrue on and after the Tax Redemption Date;

(v)	that Holders may surrender their Notes for conversion at any time prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date;

(vi)	the procedures a converting Holder must follow to convert its Notes;

(vii)	that Holders have the right to elect not to have their Notes redeemed by delivery to the Company a written notice to that effect not later than the second Business Day immediately preceding the Tax Redemption Date;

(viii)	that Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth herein;

(ix)	that, at and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed (a) will not receive any Additional Amounts with respect to payments or delivery (including consideration due in respect of conversion, the Repurchase Price or the Fundamental Change Repurchase Price, and whether payable in cash, Conversion Securities or otherwise) made in respect to such Holders’ Notes solely as a result of the Change in Tax Law that caused such Additional Amounts to be paid after the Tax Redemption Date and (b) all future payments (including consideration due in respect of conversion, the Repurchase Price or the Fundamental Change Repurchase Price, and whether payable in cash, Conversion Securities or otherwise) with respect to the Notes will be subject to any tax required to be withheld or deducted under the laws of a Relevant Taxing Jurisdiction, as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to be subject to a Tax Redemption converts its Notes in connection with such Tax Redemption, the Company will be obligated to pay Additional Amounts, if any, with respect to such conversion; and

(x)	the Conversion Rate and, if applicable, the number of ADSs added to the Conversion Rate in accordance with Section 7.3.

A Tax Redemption Notice shall be irrevocable and shall not be subject to conditions. In the case of a Tax Redemption, a Holder may convert its Notes at any time until the close of business on the second Business Day preceding the Tax Redemption Date.

9.7	Payment of Notes Called for Tax Redemption for Taxation

If any Tax Redemption Notice has been given in respect of the Notes in accordance with Section 9.6, the Notes shall become due and payable on the Tax Redemption Date at the place or places stated in the Tax Redemption Notice and at the applicable Tax Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Tax Redemption Notice, the Notes shall be paid and redeemed by the Company and the applicable Tax Redemption Price.

9.8	Holders’ Right to Avoid Redemption

Notwithstanding anything to the contrary in Sections 9.5 to 9.10, if the Company has given a Tax Redemption Notice as described in Section 9.6, each Holder of Notes will have the right to elect that such Holder’s Notes will not be subject to Tax Redemption. If a Holder elects not to be subject to a Tax Redemption, the Company will not be required to pay any Additional Amounts (including consideration due in respect of conversion, Repurchase Price or Fundamental Change Repurchase Price, and whether payable in cash, Conversion Securities or otherwise) with respect to any payment of interest, payment of principal or delivery made in respect of such Holder’s Notes following the Tax Redemption Date solely as a result of the Change in Tax Law that caused such Additional Amounts to be paid after the Tax Redemption Date, and all subsequent payments in respect of such Holder’s Notes will be subject to any tax required to be withheld or deducted under the laws of a Relevant Taxing Jurisdiction, as a result of the Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to be subject to a Tax Redemption converts its Notes in connection with such Tax Redemption, the Company will be obligated to pay Additional Amounts, if any, with respect to such conversion. The obligation to pay Additional Amounts to any electing Holder for periods up to the Tax Redemption Date shall remain subject to the exceptions set forth under Section 10.4. Where no election is made, the Holder will have its Notes redeemed without any further action. Holders must exercise their option to elect to avoid a Tax Redemption by written notice to the Company no later than the close of business on the second Business Day immediately preceding the Tax Redemption Date, provided that a Holder that has complied with the requirements set forth in Section 7.2 will be deemed to have delivered a notice of its election to avoid a Tax Redemption.

9.9	Restrictions on Tax Redemption

The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Instrument, and such acceleration has not been rescinded, on or prior to the Tax Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Tax Redemption Price with respect to such Notes).

9.10	Withdrawal of Notice of Election to Avoid a Tax Redemption

A Holder may withdraw any notice of election to avoid a Tax Redemption (other than such a deemed notice of election) made pursuant to Section 9.8, by delivering to the Company a written notice of withdrawal prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the redemption price on the Tax Redemption Date, such later date on which the Company pays the Tax Redemption Price).

9.11	Company-Owned Notes Disregarded

In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Instrument, Notes that are owned by the Company, by any Subsidiary or by any Affiliate of the Company or any Subsidiary shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Notwithstanding the foregoing, Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.11 if the pledgee shall establish its right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary or an Affiliate of the Company or a Subsidiary.

10	PARTICULAR COVENANTS OF THE COMPANY

10.1	Payment of Principal and Interest

The Company covenants and agrees that it will cause to be paid the principal (including the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

10.2	Existence

Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Company shall promptly provide the Noteholders with written notice of any change to its name, jurisdiction of incorporation or change to its corporate organization.

10.3	Limitation on Liens

(a)	The Company undertakes that, during the Lock-up Period (as defined in the Purchase Agreement) (and thereafter no such restriction shall apply), it will not, and shall procure that its Subsidiaries will not, create any Security Interest upon the whole or any part of its present or future assets or revenues to secure any Relevant Indebtedness (or any guarantee or indemnity in respect thereof) unless, (a) at the same time or prior thereto, the Company’s obligations under the Notes are secured equally and rateably by the same Security Interest or, by such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Noteholders or as shall be approved by the Noteholders or (b) such Security Interest is a Permitted Security Interest.

(b)	In this Section 10.3:

(i)	“Permitted Security Interest” means:

(A)	any Security Interest over any assets or property in connection with any indebtedness incurred under any non-recourse financing arrangements provided that such financing and security arrangements have been entered into in accordance with customary market practice; and

(B)	any Security Interest arising as a result of any mandatory operation of law;

(ii)	“Security Interest” means any mortgage, charge, pledge, lien, assignment by way of security or any other security interest; and

(iii)	“Relevant Indebtedness” means any future or present indebtedness incurred outside the PRC in the form of or represented by any debentures, loan stock, bonds, notes or other similar securities which are convertible or exchangeable into Capital Stock of the Company which are, or capable of being, quoted, listed, ordinarily dealt in or traded on any stock exchange or over the counter or any other securities market (whether or not initially distributed by way of private placement). For the avoidance of doubt, Relevant Indebtedness shall not include indebtedness under any secured transferable loan facility (which term shall for these purposes mean any agreement for or in respect of indebtedness for borrowed money entered into with one or more banks and/or financial institutions whereunder rights and (if any) obligations may be assigned and/or transferred) or any indebtedness with a maturity date of 364 days or less.

10.4	Additional Amounts

(a)	All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Instrument and the Notes, including, but not limited to, payments of principal (including, if applicable, the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price), premium, if any, payments of interest, including any additional interest and payments of cash and/or deliveries of Conversion Securities or any other consideration due on a conversion of a Note (together with payment of cash in lieu of any fractional Conversion Securities or other consideration) upon conversion of the Notes, shall be made without withholding, deduction or reduction for any other collection at source for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (the “Applicable Taxes”), unless such withholding, deduction or reduction is required by law or by other regulation or governmental policy having the force of law (including an official interpretation or application of such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority) (“Applicable Tax Law”). In the event that any such withholding or deduction is required by or within (x) the Cayman Islands or the PRC (or, in each case, any political subdivision or taxing authority thereof or therein), (y) any jurisdiction in which the Company or any successor are, for tax purposes, incorporated, organized or resident or doing business (or any political subdivision or taxing authority thereof or therein) or (z) any jurisdiction from or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein) (each of (x), (y) and (z), as applicable, a “Relevant Taxing Jurisdiction”), the Company shall pay or deliver to the Holder of each Note such additional amounts of cash, Conversion Securities or other consideration, as applicable (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any Applicable Taxes on the additional amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no additional amounts will be payable:

(i)	for or on account of:

(A)	any Applicable Taxes that would not have been imposed but for:

(I)	the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely acquiring or holding such Note, receiving Conversion Securities (together with payment of cash for any fractional Conversion Securities) or other consideration upon conversion of such Note or the receipt of payments or the exercise or enforcement of rights thereunder, including such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(II)	the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable), premium, if any, and interest, including any additional interest on, such Note or the delivery of Conversion Securities (together with payment of cash in lieu of any fractional Conversion Securities) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder or beneficial owner of such Note would have been entitled to Additional Amounts had such Note been presented for payment on the last day of such 30-day period); or;

(III)	the failure of the Holder or beneficial owner to comply with a timely written request from the Company or any successor of the Company, addressed to the Holder or beneficial owner, as the case may be, in each case, to the extent such Holder or beneficial owner is legally entitled to, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner; provided that, in the case of Applicable Taxes that are value-added taxes or other local levies imposed by the PRC, the provision of any certification, information, documents or other evidence described in this clause (i)(A)(III) would not be materially more onerous, in form, in procedure, or in the substance of information disclosed, to a holder or a beneficial owner than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as U.S. Internal Revenue Service Forms W-8BEN, W-8BEN-E and W-9, or any successor forms), and reasonable procedure for the collection of such documentation has been implemented and is in effect at the time that such written request is received;

(B)	any estate, inheritance, gift, sale, personal property or similar Applicable Taxes;

(C)	any Applicable Taxes that are payable otherwise than by withholding, deduction from payments under or with respect to the Notes;

(D)	any Applicable Taxes required to be withheld or deducted under Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (or any amended or successor versions of such Sections that is substantively comparable and not materially more onerous to comply with) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement or agreement pursuant to Section 1471(b)(1) of the Code entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement; or

(E)	any combination of Applicable Taxes referred to in the preceding clauses (A), (B), (C) or (D); or

(ii)	with respect to any payment of the principal of (including the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable), premium, if any, and interest on, such Note to a Holder, if the Holder is a fiduciary, partnership or Person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

(b)	The Company or its successor shall pay and indemnify each Holder and beneficial owner for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Relevant Taxing Jurisdiction (and in the case of enforcement, any jurisdiction) on the execution, delivery, registration or enforcement of any of the Notes, this Instrument or any other document or instrument referred to therein or the receipt of payments with respect thereto (including the receipt of Conversion Securities (together with payment of cash for any fractional Conversion Securities) or other consideration due upon conversion). Any such payments and indemnities shall be treated as Additional Amounts payable pursuant to Applicable Tax Law for purposes of Section 9.5 hereof.

(c)	If the Company becomes obligated to pay Additional Amounts with respect to any payment or delivery under or with respect to the Notes, the Company shall deliver to the Noteholders, on a date that is at least 30 days prior to the date of that payment or delivery (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment or delivery date, in which case the Company shall notify the Noteholders promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable.

(d)	The Company will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law.

(e)	Any reference in this Instrument or the Notes in any context to the payment of cash and/or the delivery of Conversion Securities (together with payment of cash for any fractional Conversion Securities) or other consideration upon conversion of the Notes or the payment of principal of (including the Repurchase Price, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable), any premium or interest including any additional interest on, any Note or any other amount payable with respect to such Note, shall be deemed to include any payment of Additional Amounts provided for in this Instrument to the extent that, in such context, Additional Amounts are, were or would be payable i respect thereof.

(f)	The foregoing obligations shall survive termination, defeasance or discharge of this Instrument or any transfer by a Holder or beneficial owner of its Notes and will apply mutatis mutandis to any jurisdiction in which any Successor Company is then, for tax purposes, incorporated, organized or resident or doing business (or any political subdivision or taxing authority thereof or therein) or any jurisdiction from or through which payment under or with respect to the Notes is made or deemed made by or on behalf of such Successor Company (or any political subdivision or taxing authority thereof or therein).

10.5	Stay, Extension and Usury Laws

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Instrument; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

11	CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

11.1	Company May Consolidate, etc., on Certain Terms

Subject to the provisions of Section 11.2, the Company shall not consolidate with, merge with or into, or sell, convey, transfer lease or otherwise dispose of all or substantially all of its properties and assets to another Person other than to one or more of the wholly-owned Subsidiaries of the Company, unless:

(a)	the resulting, surviving or transferee Person or the Person which acquires by conveyance, transfer, lease or other disposition all or substantially all of the Company’s properties and assets (the “Successor Company”), if not the Company, shall be a corporation, company, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong, and the Successor Company (if not the Company) shall expressly assume, by a supplemental Instrument all of the obligations of the Company under the Notes and this Instrument (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 10.4);

(b)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Instrument with respect to the Notes;

(c)	the Company shall have undertaken commercially reasonable efforts to restructure the Notes so that, after any such transaction is given effect, any conversion of the Notes will be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof; and

(d)	if, upon the occurrence of any such transaction, (x) the Notes would become convertible pursuant to the terms of this Instrument into securities issued by an issuer other than the Successor Company, and (y) the Successor Company is a wholly owned subsidiary of the issuer of such securities into which the Notes have become convertible, such other issuer shall fully and unconditionally guarantee on a senior basis the Successor Company’s obligations under this Instrument and the Notes.

For purposes of this Section 11.1, the sale, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company to another Person.

11.2	Successor Corporation to Be Substituted

In case of any such consolidation, merger, sale, conveyance, transfer, lease or disposition and upon the assumption by the Successor Company, by supplemental Instrument, executed and delivered to the Noteholders and satisfactory in form to the Noteholders, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of this Instrument to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Noteholders. All the Notes so issued shall in all respects have the same legal rank and benefit under this Instrument as the Notes theretofore or thereafter issued in accordance with the terms of this Instrument as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or disposition (but not in the case of a lease), upon compliance with this Article 11, the Person named as the “Company” in the first paragraph of this Instrument (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Instrument and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer, lease or disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

12	DEFAULT AND REMEDIES

12.1	Events of Default

The following events shall be “Events of Default” with respect to the Notes:

(a)	failure by the Company to pay any installment of interest or Additional Amounts, if any, on any of the Notes, when due and payable, which failure continues for 30 days after the date when due;

(b)	failure by the Company to pay when due the principal, the Tax Redemption Price, the Repurchase Price or any Fundamental Change Repurchase Price of any Note, in each case, when the same becomes due and payable;

(c)	failure by the Company to deliver when due the consideration (including any Conversion Securities and/or Reference Property, as the case may be) deliverable upon conversion of any Notes and such failure continues for a period of four Business Days;

(d)	failure by the Company to issue a Tax Redemption Notice in accordance with Section 9.6, the Company Notice pursuant to Section 9.2, a Fundamental Change Company Notice in accordance with Section 9.3(c) or notice of a Make-Whole Fundamental Change or a Tax Redemption in accordance with Section 7.4(a), in each case, when due, and such failure continues for a period of five Business Days;

(e)	failure by the Company to comply with its obligations under Article 11;

(f)	failure by the Company for 60 days after receipt of a written notice to the Company by the Holders of at least 25% in the aggregate principal amount of the Notes then outstanding to perform or observe (or obtain a waiver with respect to) any of its terms, covenants or agreements contained in the Notes or this Instrument not otherwise provided for in this Section 12.1;

(g)	default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$40 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after written notice to the Company by the Holders of at least 25% in the aggregate principal amount of the Notes then outstanding, in accordance with this Instrument;

(h)	a final judgment for the payment of US$40 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance or bond) rendered against the Company or any Subsidiary of the Company by a court of competent jurisdiction, which judgment is not discharged, bonded, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)	the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding or procedure (including, without limitation, the passing of a resolution for its voluntary liquidation) seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)	an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property.

12.2	Acceleration; Rescission and Annulment

(a)	If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 12.1(i) or Section 12.1(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined subject to Section 9.11, by notice in writing to the Company may declare up to 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything contained in this Instrument or in the Notes to the contrary. If an Event of Default specified in Section 12.1(i) or Section 12.1(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest on, all Notes shall become and shall automatically be immediately due and payable without any action on the part of the Holders.

(b)	Section 12.2(a) shall be subject to the conditions that, if at any time after the principal of the Notes shall have been so declared due and payable as provided in the immediately preceding paragraph, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Noteholder a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate per annum borne by the Notes plus 1.00%), and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Instrument, other than the nonpayment of the principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Instrument; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to pay the Tax Redemption Price, the Repurchase Price or any Fundamental Change Repurchase Price of any Note or (iii) a failure to deliver the consideration (including any Conversion Securities and/or Reference Property, as the case may be) due upon conversion of the Notes.

12.3	[Reserved].

12.4	Payments of Notes on Default; Suit Therefor

(a)	If an Event of Default described in clause (a) or (b) of Section 12.1 shall have occurred, the Company shall, upon demand of Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined subject to Section 9.11, pay the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate per annum borne by the Notes at such time plus 1.00%. If the Company shall fail to pay such amounts forthwith upon such demand, the Noteholders may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

(b)	In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Noteholder, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Noteholder shall have made any demand pursuant to the provisions of this Section 12.4, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims.

12.5	Notice of Defaults and Events of Default

The Company shall immediately notify the Noteholder in writing upon its awareness of the occurrence of any of the Event of Default.

13	REPLACEMENT OF NOTE CERTIFICATES

(a)	If any Note Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the Designated Office upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Company may reasonably require. Mutilated or defaced Note Certificates must be surrendered before replacements will be issued.

(b)	Upon request of the Holder for the Instrument to be broken down into a number of note Instruments of smaller principal amounts, the Company shall issue additional Note Certificates of such smaller principal amounts without charge and cause the Register of Noteholders to be updated accordingly at the Company’s expense, the within seven (7) Business Days after the date of such request, provided that the existing Note Certificate of this Instrument shall be surrendered by the Holder to the Company for cancellation.

14	PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS

If (i) any Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under any Note or to enforce the provisions of such Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under any Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including documented attorneys’ fees and disbursements.

15	SUCCESSORS AND ASSIGNS

The Notes apply to, inure to the benefit of, and bind, the successors and assigns of the Company and the Noteholder; provided, however, that the Company may not assign any of its rights or transfer any of its obligations under the Notes without the written consent of the Noteholder. For the avoidance of doubt and notwithstanding anything to the contrary in Article 6 of this Instrument, the Noteholder may transfer this Note or any portion hereof to any of its Affiliates at any time after the date hereof without the written consent of the Company or any other party.

16	AMENDMENTS AND WAIVERS; NOTICES

(a)	The amendment or waiver of any term of this Instrument shall be subject to the written consent of the holders of at least a majority of the aggregate principal amount of the Notes then outstanding and the Company.

(b)	Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Instrument shall be in writing to the number or address set forth in Register of Noteholders and shall be conclusively deemed to have been duly given (a) when hand-delivered to the other parties, upon delivery; (b) when sent by facsimile or electronic mail at the number or address upon receipt of confirmation of error-free transmission or, in the case of electronic mail, upon such mail being sent unless the sending party subsequently learns that such electronic mail was not successfully delivered; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid; or (d) three (3) Business Days after deposit with an overnight delivery service, postage prepaid with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Article 16 by giving the other parties written notice of the new address in the manner set forth above.

17	SEVERABILITY

Any term of this Instrument that is prohibited or unenforceable in a jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18	DELAYS OR OMISSIONS

No delay or failure by any party to insist on the strict performance of any provision of this Instrument, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of this Instrument, nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

19	REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF

The remedies provided in this Instrument and the Notes shall be cumulative and in addition to all other remedies available under this Instrument and the Notes, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein or therein shall limit any Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Instrument or the Notes. In addition, where a Holder has duly exercised its Conversion Rights in accordance with this Instrument, nothing herein shall prejudice such Holder from making any claim for the value of the Conversion Securities which are required to be delivered by the Company in accordance with the terms of this Instrument to satisfy the Conversion Obligation to which such Conversion Rights relate. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to the Holders and that the remedy at law for any such breach shall be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

20	SANCTIONS

The Company covenants and represents that neither it nor any of its Affiliates, Subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government, (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”). The Company covenants and represents that neither it nor any of its Affiliates, Subsidiaries, directors or officers use any payments made pursuant to this Instrument, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person and as if those Sanctions applied to the Company.

21	PRIVATE PLACEMENT EXEMPT FROM REGISTRATION

This Instrument, the Notes and the Conversion Securities to be issued upon conversion of the Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States or to or for the account of U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Instrument and the Notes are being offered and sold outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

22	GOVERNING LAW AND JURISDICTION

22.1         This Instrument and the Notes, and any claim, controversy or dispute arising under or related to this Instrument and the Notes, shall be governed by, and construed in accordance with, the laws of the State of New York.

22.2         Jurisdiction.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Instrument or the Notes may be brought in the federal courts of the United States of America or the courts of the State of New York, in each case, located in the City of New York, New York (collectively, the “specified courts”) and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Instrument brought in the specified courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

22.3         Submission to Jurisdiction; Service of Process.

The Company irrevocably appoints [Cogency Global Inc.] as its authorized agent in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to:

[GDS Holdings Limited

c/o Cogency Global Inc.

[●]]

shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five and a half years from the date of this Instrument. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Holders a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction. To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note.

23	CONSTRUCTION; HEADINGS

This Instrument shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Instrument are for convenience of reference and shall not form part of, or affect the interpretation of, this Instrument.

IN WITNESS WHEREOF, the Company has caused its duly authorized representatives to execute this Instrument as of the date and year first above written.

GDS Holdings Limited

By:
Name:
Title:

Signature Page of the Convertible Notes Instrument

IN WITNESS WHEREOF, the Noteholder has caused its duly authorized representatives to execute this Instrument as of the date and year first above written.

[_]

By:
Name:
Title:

Signature Page of the Convertible Notes Instrument

EXHIBIT A

FORM OF NOTE CERTIFICATE

[THIS SECURITY, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT OR CONTRACTUALLY RESTRICTED SECURITIES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)       REPRESENTS THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO ANY ACCOUNT FOR WHICH IT IS ACTING AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF GDS HOLDINGS LIMITED (THE “COMPANY”) (OTHER THAN STT GDC PTE. LTD. THAT PURCHASED REGULATION S NOTES IN THE INITIAL OFFERING THEREOF OR ANY OF ITS AFFILIATES (INDIVIDUALLY AND COLLECTIVELY, THE “STT PURCHASER”)), AND

(2)       AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)       TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)       PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)       TO A NON U.S. PERSON LOCATED OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR

(D)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO

THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS (OTHER THAN THE STT PURCHASER) MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION HEREOF AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY, OR A BENEFICIAL INTEREST HEREIN OR THEREIN.]

GDS HOLDINGS LIMITED

0.25% Convertible Senior Note due 2029

No. [_______]	US$_________

GDS Holdings Limited, an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company,” which term includes any successor company or corporation or other entity under the Instrument referred to on the reverse hereof), for value received hereby promises to pay to [_______], or registered assigns, the principal sum of US$[__________], which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Instrument, exceed US$[●] in aggregate at any time on [_], 2029, and interest thereon as set forth below.

This Note shall bear interest at the rate of 0.25% per year from, and including, [_], 2022, or from, the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until [_], 2029. Interest is payable semi-annually in arrears on each [_]and [_], commencing on [_], 2022, to Holders of record at the close of business on the preceding [Date] and [Date] (whether or not such day is a Business Day), respectively.

Any Defaulted Amounts shall accrue interest per annum at the rate per annum borne by the Notes plus 1.00% in accordance with the Instrument, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Conversion Securities on the terms and subject to the limitations set forth in the Instrument. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Instrument, the provisions of the Instrument shall control and govern.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

GDS HOLDINGS LIMITED

By:

Name:
Title:

[FORM OF REVERSE OF NOTE]

GDS HOLDINGS LIMITED
0.25% Convertible Senior Note due 2029

This Note is one of a duly authorized issue of Notes of the Company, designated as its 0.25% Convertible Senior Notes due 2029 (the “Notes”), limited to the aggregate principal amount of US$[_], all issued or to be issued under and pursuant to an Instrument dated as of [_], 2022 (the “Instrument”), between GDS Holdings Limited and [_], as the initial Noteholder (the “Initial Noteholder”), reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Notes.

In the case certain Events of Default, as defined in the Instrument, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Instrument. In the case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to the Company or a Significant Subsidiary of the Company shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Instrument.

Subject to the terms and conditions of the Instrument, the Company will make all payments in respect of the principal amount on the Maturity Date, the Repurchase Date, the Tax Redemption Date and the Fundamental Change Repurchase Date, as the case may be, to the Holder who surrenders a Note to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Instrument, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company or any successor to the Company under or with respect to the Instrument and the Notes, including, but not limited to, payments of principal (including the Maturity Redemption Price, the Tax Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable), payments of interest and deliveries of Conversion Securities (together with payments of cash for any fractional Conversion Securities) upon conversion of the Notes to ensure that the net amount received by the Holder after any applicable withholding, or deduction (and after deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by such Holder had no such withholding or deduction been required.

No reference herein to the Instrument and no provision of this Note or of the Instrument shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or cause to be delivered, as the case may be, the principal (including the Maturity Redemption Price, the Tax Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. In the manner and subject to the limitations provided in the Instrument, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Company may not redeem the Notes prior to the Maturity Date, except in the event of certain Changes in Tax Law as described in Section 9.5 of the Instruments. No sinking fund is provided for the Notes.

The Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in denominations of US$200,000 principal amounts and integral multiples of US$1,000 in excess thereof) on the Repurchase Date at a price equal to the Repurchase Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Instrument, the Holder hereof has the right, at its option, from [_], 2022 to prior to the close of business on the third scheduled Trading Day (or the fifth Scheduled Trading Day, if the converting Holder elects to receive Ordinary Shares registered in the Cayman Islands in lieu of any Restricted ADSs under Section 7.2(h)) immediately preceding the Maturity Date, to convert any Notes or portion thereof that is in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof, into Conversion Securities at the Conversion Rate specified in the Instrument, as adjusted from time to time as provided in the Instrument.

Terms used in this Note and defined in the Instrument are used herein as therein defined.

ATTACHMENT 1

[FORM OF CONVERSION NOTICE]

To:     GDS HOLDINGS LIMITED

JPMorgan Chase Bank, N.A., as ADS Depositary

The undersigned registered holder of this Note hereby exercises the option to convert this Note, or the portion thereof (that is in denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof) below designated, into [Ordinary Shares registered in the Cayman Islands]/[Restricted ADSs] in accordance with the terms of the Instrument referred to in this Note, and directs that any [Ordinary Shares registered in the Cayman Islands]/[Restricted ADSs] deliverable upon such conversion, together with any cash payable for any fractional [Ordinary Shares registered in the Cayman Islands]/[Restricted ADSs], and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Terms defined in the Deposit Agreement or the Instrument referred to in this Notice are used herein as so defined. If any [Ordinary Shares registered in the Cayman Islands]/[Restricted ADSs] or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp, issue, transfer or similar taxes, if any, in accordance with Section 7.2(b) of the Instrument. Any amount required to be paid to the undersigned on account of interest accompanies this Notice. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Instrument.

In connection with the conversion of this Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) during the three months immediately preceding the date hereof.

OR

The undersigned is an entity affiliated with [_].

[The undersigned further agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, prior to the end of a 40-day period starting from the transfer of the Notes from an affiliate of [_], the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the [Ordinary Shares registered in the Cayman Islands]/[Restricted ADSs] converted pursuant to this notice except in accordance with the restrictions set forth in that legend and any applicable securities laws of the United States and any state thereof.]

[For the delivery of Ordinary Shares upon conversion]

The undersigned hereby instructs the Company to register the Ordinary Shares registered in the Cayman Islands in the name of:

1. Name of Beneficial Owner to Receive Ordinary Shares (English):

2. Address of Beneficial Owner to Receive Ordinary Shares (English):
3. Name of Registered Holder of the Ordinary Shares:
4. Number of Ordinary Shares to be Issued:
5. Beneficial Owner’s Tax ID Number:
6. Contact Name and Tel No. / Email Address:

[For the delivery of ADSs upon conversion]

The undersigned hereby instructs the ADS Depositary to register the Restricted ADSs in the name of:

1. Name of Beneficial Owner to Receive ADSs (English):
2. Address of Beneficial Owner to Receive ADSs (English):
3. Name of Registered Holder of the Deposited Shares:
4. Number of Deposited Shares:
5. Number of ADSs to be Issued:
6. Beneficial Owner’s Tax ID Number:
7. Contact Name and Tel No. / Email Address:

[The undersigned instructs the ADS Depositary to deliver the American Depositary Receipts representing the Restricted ADSs to the following account:

ADS Receiving Broker ( * are mandatory fields):

a) DTC Broker Name*:
b) DTC Broker’s Participant Account with DTC *:
c) DTC Broker Contact Name:
d) DTC Broker Contact Tel No. / Email:
e) Beneficial Owner’s Account # with DTC Broker*:

OR

e) Local Broker Name (have account with DTC Broker)*:
Local Broker Sub-Account # with DTC Broker*:
Local Broker Contact Name:
Local Broker Contact Tel No. / Email:

ADS Delivering Party:

Name:	JPMorgan Chase Bank, N.A. DTC Account: [_]][1]

1        Include bracketed language in the Conversion Notice if the Note being converted is not a restricted security as such term is defined in Rule 144 under the Securities Act.

For any ADS settlement inquiries, please contact JPMorgan Chase Bank, N.A.:

Tel: [_]
Email: [_]

Dated:

Signature(s)

Fill in for registration of [Ordinary Shares registered in the Cayman Islands]/[Restricted ADSs] if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all):
US$ _________,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:         GDS HOLDINGS LIMITED

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from GDS Holdings Limited (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 9.3 of the Instrument referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is in denominations of US$200,000 principal amount and integral multiples of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Instrument.

The certificate numbers of the Notes to be repurchased are as set forth below:

Certificate Number(s): ____________________________

Dated: ____________________________

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):
US$ ______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF REPURCHASE NOTICE]

To:          GDS HOLDINGS LIMITED

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from GDS Holdings Limited (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is in denomination of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof) below designated, in accordance with the applicable provisions of the Instrument referred to in this Note, at the Repurchase Price to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Instrument.

The certificate numbers of the Notes to be purchased are as set forth below:

Certificate Number(s): ____________________________

Dated: ____________________________

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):
US$ ______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

FORM OF ASSIGNMENT AND TRANSFER

For value received ______________________ hereby sell(s), assign(s) and transfer(s) unto _______________ the within Note, and hereby irrevocably constitutes and appoints _______________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, as defined in the Instrument governing such Note, the undersigned confirms that such Note is being transferred:

☐ To GDS Holdings Limited or a subsidiary thereof; or

☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐ Outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended (if available).

Dated: __________________

Signature(s)

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 5

FORM OF ELECTION NOTICE

To:        GDS HOLDINGS LIMITED

JPMorgan Chase Bank, N.A., as Depositary for the ADSs

Reference is hereby made to the Forced Conversion Notice, dated as of [●], issued by GDS Holdings Limited (the "Company").

The undersigned registered owner of this Note hereby elects to convert this Note into Ordinary Shares in the Company’s register of members in accordance with the terms of the Instrument referred to in this Note, and directs that any Ordinary Shares deliverable upon such conversion be registered in the name of the registered Holder hereof unless a different name has been indicated below in the Company’s register of members, and any cash payable for any fractional ADS be delivered to such Person designated by the registered Holder hereof. If any Ordinary Shares registered in the Cayman Islands or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp, issue, transfer or similar taxes, if any, in accordance with Section 7.2(b) of the Instrument. Any amount required to be paid to the undersigned on account of interest accompanies this Notice. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Instrument.

In connection with the conversion of this Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) during the three months immediately preceding the date hereof.

OR

The undersigned is an entity affiliated with ☐.

[The undersigned further agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, prior to the end of a 40-day period starting from the transfer of the Notes from an affiliate of ☐, the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the Ordinary Shares registered in the Cayman Islands converted pursuant to this notice except in accordance with the restrictions set forth in that legend and any applicable securities laws of the United States and any state thereof.]

The undersigned hereby instructs the Company to register the Ordinary Shares registered in the Cayman Islands in the name of:

1. Name of Beneficial Owner to Receive Ordinary Shares (English):
2. Address of Beneficial Owner to Receive Ordinary Shares (English):
3. Name of Registered Holder of the Ordinary Shares:
4. Number of Ordinary Shares to be Issued:

5. Beneficial Owner’s Tax ID Number:
6. Contact Name and Tel No. / Email Address:

Dated: __________________________________________________

Signature(s)

Fill in for registration of [Ordinary Shares registered in the Cayman Islands]/[Restricted ADSs] if to be issued other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount :
US$ _________,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

EXHIBIT B

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Instrument”) is entered into on [●], [●]

BY:

[Transferee], [a [●] organized and existing under the laws of [●] with its registered address at [●]]/[a [●] citizen with identification number of [●]] (the “Transferee”).

RECITALS:

(A)       GDS Holdings Limited (the “Company”) issued, and [●] (the “Noteholder”) subscribed for certain unsecured convertible notes, convertible into fully paid Ordinary Shares registered in the Cayman Islands or Restricted ADSs by execution of a Convertible Note Instrument on [_], 2022 (as amended from time to time, the “Convertible Note Instrument”).

(B)       Transferee is required to join the Convertible Note Instrument pursuant to Article 6 of the Convertible Note Instrument.

(C)       The Transferee now wishes to sign this Instrument, and to be bound by the terms of the Convertible Note Instrument as a “Noteholder” and a party thereto.

THIS INSTRUMENT WITNESSES as follows:

1.	DEFINED TERMS AND CONSTRUCTION

(a)               Capitalized terms used but not defined herein shall have the meaning set forth in the Convertible Note Instrument.

(b)               This Instrument shall be incorporated into the Convertible Note Instrument as if expressly incorporated into the Convertible Note Instrument.

2.	UNDERTAKINGS

(a)	Assumption of obligations

The Transferee undertakes, to each other party of the Convertible Note Instrument that [it]/[he] will, with effect from the date hereof, perform and comply with each of the obligations of a Noteholder as if [it]/[he] had been a party to the Convertible Note Instrument at the date of execution thereof and the Company agrees that where there is a reference to a “Noteholder” or a “party” there [it]/[he] shall be deemed to include a reference to the Transferee and with effect from the date hereof, all the rights of a Noteholder provided under the Convertible Note Instrument will be accorded to the Transferee as if the Transferee had been a Noteholder and a party under the Convertible Note Instrument at the date of execution thereof.

3.	REPRESENTATIONS AND WARRANTIES

(a)	The Transferee represents and warrants to each of the other parties of the Convertible Note Instrument as follows:

B-1

(i)	[Status

It is a company duly organized, established and validly existing under the laws of the jurisdiction stated in preamble 1 of this Instrument and has all requisite power and authority to own, lease and operate its assets and to conduct the business which it conducts.] [if applicable]

(ii)	Due Authorization

It has full power and authority to execute and deliver this Instrument and the execution, delivery and performance of this Instrument by the Transferee has been duly authorized by all necessary action on behalf of the Transferee.

(iii)	Legal, Valid and Binding Obligation

This Instrument has been duly executed and delivered by the Transferee and constitutes the legal, valid and binding obligation of the Transferee, enforceable against [it]/[he] in accordance with the terms hereof. The Transferee’s execution, delivery and performance of this Instrument will not violate: (x) [any provision of its organizational documents] [if applicable]; (y) any material terms of material agreements to which the Transferee is a party or by which the Transferee is bound; or (z) any order, writ, injunction, decree or statute, or any rule or regulation, applicable to the Transferee.

4.	MISCELLANEOUS.

The provisions of Article 6 of the Convertible Note Instrument shall be incorporated herein by reference and shall apply as if set forth in full herein, mutatis mutandis.

[Signature page follows.]

B-2

IN WITNESS WHEREOF, the Transferee has [caused its duly authorized representatives to execute]/[executed] this Instrument as of the date and year first above written.

[Transferee]

By:
Name:
Title:

Notice details

Address:

Email:

Facsimile:

Acknowledged and Agreed by:

GDS Holdings Limited

By:
Name:
Title:

Notice details

Address:

Email:

Facsimile:

B-3